Schedule 14A
                                 (Rule 14a-101)
                     Information Required In Proxy Statement

                            Schedule 14A Information
                    Proxy Statement Pursuant to Section 14(A)
                     of The Securities Exchange Act of 1934

Filed by the Registrant         |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement       |_|     Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   By Rule 14a-6(e) (2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or- Rule 14a-12

                           CASINO RESOURCE CORPORATION
                (Name of Registrant as Specified in Its Charter)

           -----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|    No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:


          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

|_| Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                    (1) Amount Previously Paid:
                    (2) Form, Schedule or Registration Statement No.:
                    (3) Filing Party:
                    (4) Date Filed:

                           CASINO RESOURCE CORPORATION
                               707 BIENVILLE BLVD.
                             OCEAN SPRINGS, MS 39564
                                 (228) 872-5558

                                                                  March 26, 1999

Dear Shareholders:

I am pleased to invite you to attend the Annual Meeting of Shareholders (the "Meeting") of Casino Resource Corporation (the "Company") to be held at the offices of the Company, located at 707 Bienville Boulevard, Ocean Springs, Mississippi, 39564, on Wednesday, April 28, 1999, at 2:00 p.m. Central Daylight Time. At the Meeting you will be asked to consider and act upon the following matters:

          1. To elect three Class C directors to serve for a term of three years each;
          2. To ratify the appointment of BDO Seidman, LLP as independent auditors for the current fiscal year; and
          3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 23, 1999, as the date of record (the "Record Date") for the determination of shareholders of the Company (the "Shareholders") entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

The accompanying material contains the Notice of Annual Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Meeting, and the related proxy card (the "Proxy"). I hope you will be able to attend the Meeting. Whether or not you are able to attend the Meeting in person, I urge you to sign and date the enclosed Proxy and return it promptly in the envelope provided. If you do attend the Meeting in person, you may withdraw your Proxy and vote personally on all matters properly brought before the Meeting

                                         Very truly yours,



                                         CASINO RESOURCE CORPORATION
                                         John J. Pilger
                                         Chief Executive Officer

                           CASINO RESOURCE CORPORATION

                             707 Bienville Boulevard
                        Ocean Springs, Mississippi 39564
                                 (228) 872-5558
                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        ---------------------------------

                          To Be Held on April 28, 1999

TO THE SHAREHOLDERS OF CASINO RESOURCE CORPORATION:

         Notice is hereby given to the shareholders of Casino Resource Corporation (the "Company") that the Annual Meeting (the "Meeting") of shareholders of the Company (the "Shareholders") will be held at the offices of the Company, located at 707 Bienville Boulevard, Ocean Springs, Mississippi 39564, on April 28, 1999, at 2:00 p.m., Central Daylight Time to consider and act upon the following matters:

1.   To elect three Class C directors to serve for a term of three years each;

2. To ratify the appointment of BDO Seidman, LLP as independent auditors for the current fiscal year; and

3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 23, 1999, as the date of record (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE PROXY AT ONCE IN THE ENCLOSED ENVELOPE.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Noreen Pollman, Secretary

Ocean Springs, Mississippi
March 26, 1999

                           CASINO RESOURCE CORPORATION
                             707 Bienville Boulevard
                        Ocean Springs, Mississippi 39564


                                 PROXY STATEMENT


                       Annual Meeting of the Shareholders
                                 April 28, 1999

                               GENERAL INFORMATION

         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Casino Resource Corporation (the "Company") of proxies for use at the Annual Meeting of Shareholders (the "Meeting") to be held on April 28, 1999, at the offices of the Company, located at 707 Bienville Boulevard, Ocean Springs, Mississippi, 39564, at 2:00 p.m., Central Daylight Time, or at any adjournments or postponements thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card (the "Proxy") are furnished in connection with the proxy solicitation and are first being mailed to Shareholders of the Company (the "Shareholders") on or about March 26, 1999.

         Shares of Common Stock of the Company (the "Shares") may not be voted unless the signed Proxy is returned or the holder of such Shares attends the Meeting and votes in person, or other specific arrangements are made to have the Shares represented at the Meeting. Any Shareholder of record giving a Proxy may revoke it at any time before it is voted by (i) filing with the Secretary of the Company before the polls are closed with respect to the matters to be considered at the Meeting a written notice of revocation bearing a date later than that of the Proxy; (ii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a Proxy); or
(iii) duly executing a subsequent Proxy relating to the same Shares and delivering it to the Secretary of the Company before the polls are closed with respect to the matters to be considered at the Meeting. Shareholders whose Shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all Shares represented by a properly executed Proxy will be voted as directed by the Shareholder on the Proxy. If no choice is specified, proxies will be voted "For" the persons nominated by the Board of Directors and "For" the ratification of the appointment of BDO Seidman, LLP as independent auditors for the fiscal year ending September 1999 (the "Ratification").

         A copy of the Company's Annual Report for the fiscal year ended September 30, 1998, is enclosed herewith. The Annual Report describes the financial condition of the Company as of September 30, 1998. The Company will furnish, without charge to any person whose proxy is being solicited, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, as filed with the Securities and Exchange Commission, including financial statements included therein, upon written request to Casino Resource

Corporation,   707  Bienville  Boulevard,  Ocean  Springs,   Mississippi  39564,
Attention: Robert J. Allen.

Record Date; Voting at the Meeting; Quorum

     The Board has fixed March 23, 1999, as the date of record (the "Record Date") for determination of Shareholders entitled to notice of, and to vote at the Meeting. Accordingly, only holders of record of Shares as of the close of business on the Record Date will be entitled to notice of, and to vote at the Meeting, and at any and all adjournments or postponements thereof. The only class of stock of the Company outstanding and entitled to vote at the Meeting is the Shares. As of the Record Date, there were outstanding 11,854,700 Shares (the "Outstanding Shares"), held by approximately 315 holders of record. Shareholders are entitled to one vote per Share on any matter which may properly come before the Meeting.

     For purposes of the Meeting, the presence, in person or by Proxy, of 40% of the Shares entitled to vote at a Meeting shall constitute a quorum.

     Shareholders may not cumulate their votes for any nominee for election. An affirmative vote of a majority of the Shares present at the Meeting and entitled to vote will be required to adopt each item submitted to the Shareholders for consideration at the Meeting. Abstentions and brokers' non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether a proposal has been approved.

     As of the Record Date, all executive officers and directors of the Company, as a group, beneficially owned 1,615,149 Shares (an aggregate of 13% of the Shares entitled to vote at the Meeting), and have indicated that they intend to vote all of such Shares in favor of all Board nominees and the Ratification. In particular, John J. Pilger, the Chief Executive Officer and a Director of the Company, who beneficially owns 1,100,768 Shares and holds Proxies to vote an additional 3,305,944 Shares, intends to vote all such Shares in favor of the persons nominated by the Board and for the Ratification. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."



Proxies

     All Shares which are represented at the Meeting by properly executed Proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated on such Proxies. If no instructions are indicated, such Proxies will be voted FOR the persons nominated by the Board and For the Ratification.

     Proxies are being solicited by and on behalf of the Board. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by the use of the mails, Proxies may be solicited by directors, officers, and employees of the Company in person or by telephone, telegram, or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding the Proxy solicitation materials to beneficial owners of Shares held of record by such custodians, nominees, and fiduciaries with respect to the solicitation of their respective beneficial holders, and the Company may reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred in connection with such solicitations.

     If for any reason the Company believes that additional time should be allowed for the solicitation of Proxies, the Company may postpone or adjourn the Meeting. In such a case, the persons named in the enclosed Proxy will cast votes in respect of any Shares for which they have voting authority pursuant to such Proxies in favor of such postponement or adjournment.

     Any Proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company before the polls are closed with respect to the matters to be considered at the Meeting a written notice of revocation bearing a date later than that of the Proxy, (ii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a Proxy), or
(iii) duly executing a subsequent Proxy relating to the same Shares and delivering it to the Secretary of the Company before the polls are closed with respect to the matters to be considered at the Meeting. Any written notice revoking a Proxy should be sent to Casino Resource Corporation, 707 Bienville Boulevard, Ocean Springs, Mississippi 39564, Attn.: Noreen Pollman, Secretary.

     Shareholders are urged to read this Proxy Statement carefully before deciding how to vote their Shares.



                          ITEM 1. ELECTION OF DIRECTORS

Information Concerning the Nominees

     The Company's Articles of Incorporation, provide for the election of a Board of Directors which has been divided into three classes, as nearly equal in number as possible. Each director serves for three years, with a different class of directors being elected each year. There are two Class A directors, two Class B directors, and three Class C directors, which originally began staggered terms of one, two and three years, respectively. Robert J. Allen and John W. Steiner are Class A directors and were elected to serve a three-year term until the 2000 Annual Meeting. Noreen Pollman and Dr. Timothy Murphy are Class B directors, and were elected to serve a three-year term until the 2001 Annual Meeting. John J. Pilger, Dennis Evans and John Ferrucci were elected to serve until this Meeting (the 1999 Annual Meeting). Mr. Ferrucci was elected by the Board to fill the vacancy created by William Lund's resignation.

         The Board recommends the election of John J. Pilger, Dennis Evans and John Ferrucci as Class C directors, to serve until the 2002 Annual Meeting.

         All the nominees are currently directors of the Company. Nominees have agreed to serve if elected and the Company knows of no reason why the nominees would be unavailable to serve. Biographical information concerning the nominees and the other directors is set forth below under the caption "Directors and Executive Officers." Information concerning the nominees' ownership of Shares is set forth below under the caption "Security Ownership of Certain Beneficial Owners and Management."

         The Board of Directors recommends, that the Shareholders vote FOR the foregoing Class C nominees to the Board of Directors.



Directors and Executive Officers

         Set forth below is information as of March 23, 1999, regarding the directors and executive officers of the Company, including information as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date hereof.

         John J. Pilger, age 52, has been the Chief Executive Officer and a director of the Company since 1984, and served as President from 1984 to 1993. Mr. Pilger was previously Chairman of the Board until July 1994, and resumed such role in April 1995. Mr. Pilger oversees all Company activities including operations, acquisitions, development and construction and is currently serving as Chief Financial Officer of the Company.

         John Ferrucci, age 48, was elected to serve as a director February 16, 1998, by the Company's Board of Directors. Mr. Ferrucci will serve as a Class C director until this Meeting, and has filled the vacancy created by William Lund's resignation. Mr. Ferrucci recently served as General Manager of New Palace Casino, Biloxi, Mississippi, which features 700 slot machines, 35 table games, a 500-seat show room and multi-food and beverage venues. Currently Mr. Ferrucci is General Manager and Chief Operations Officer of Akwesasne Mohawk Casino, Hogansburg, New York. Mr. Ferrucci served as Senior Vice President and Assistant Manager from 1994 to 1996, of Grand Casino Biloxi and as Casino Manager in 1993 of Grand Casino Gulfport. Mr. Ferrucci's experience includes various casino management positions with Lucayan Beach Resort and Casino, Freeport, Grand Bahama and various administrative and casino positions with Harrah's Casino, Atlantic City, New Jersey.

         John W Steiner, age 56, has been a director of the Company since January 1994. Since 1990, he has served as Chairman of the Board of the Ace Worldwide Group of Companies, a leading provider of moving, trucking, warehousing and overall logistics services. Mr. Steiner also serves on the Board of Directors and Executive Committee of Atlas World Group, Inc. Mr. Steiner is President of the Associate Board of the Milwaukee County Zoological Society, a Board member of the Metropolitan Milwaukee Association of Commerce and the Better Business Bureau of Wisconsin.

     Dr. Timothy Murphy, age 38, was elected by the Board to serve as a director on March 17, 1997. Dr. Murphy is a Chiropractic doctor maintaining his own practice in Biloxi, Mississippi for over the last 5 years. Dr. Murphy serves as a trustee on the Board of Parker College, and is its Finance Chairman. Additionally, Dr. Murphy is a member of the American Chiropractic Association and serves on the Council of Diagnostic Imaging and the Council on Sports Injury. Dr. Murphy serves as team Chiropractor for the Mississippi Sea Wolves, a Professional Hockey Team.

     Dennis Evans, age 52, was elected by the Board to serve as a director on March 17, 1997. Mr. Evans brings 30 years of sales and marketing business experience to the Board. Mr. Evans is an entrepreneur who was President of Evans Enterprise, as well as consultant to several mid-western development companies including Silverleaf Resorts and NACO. For the last five years Mr. Evans has acted as a marketing consultant to the Country Tonite Theatres in Branson and Pigeon Forge. Currently he is the marketing consultant to Casino Caraibe, the Company's casino development in Tunisia, North Africa.

     Noreen Pollman, age 50, has served as Secretary of the Company since March 1995, and as a director since March 1995, and also from 1987 to 1993. Ms. Pollman currently acts as a business consultant to the Company. From 1984 to February 1998, Ms. Pollman was Vice President of Operations for each of the
Company's operating businesses with responsibility for the development and implementation of operating budgets.

     Robert J. Allen, age 39, was named Vice President of Entertainment of the Company in 1994. He has also served as a director of the Company since March 1995, and from 1987 to 1993. Mr. Allen served as Executive Vice President of Recreational Property Consultant Management Inc., and Chief Marketing Officer of the Company's former Recreational Property Management, Inc., subsidiary from 1986 to 1987. He also previously served as Vice President of Telecommunications.

     Officers serve at the discretion of the Board.



Committees and Meetings of the Board of Directors

     Messrs. Steiner, Murphy, and Ferrucci are the current members of the Audit, Executive, and Compensation Committees of the Board of Directors and serve on the non-employee directors committee of the Company's Incentive and Stock Option Plans.

     The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Committee has general responsibility for the review with management of the financial controls, accounting, audit and reporting activities of the Company. The Committee annually reviews the qualifications and objectivity of the Company's independent auditors; makes recommendations to the Board as to their selection; and reviews the scope, fees, audit results, and management comment letters. The Audit Committee held three meetings during fiscal 1998.

     The Executive Committee, which oversees the Company's 1993 Long-Term Incentive and Stock Option Plan, and the 1997 Long-Term Incentive and Stock Option Plan, held two meetings during fiscal 1998.

     The Compensation Committee, which reviews and makes recommendations to the Board with respect to executive compensation levels and the compensation structure of the Company, held two meetings during fiscal 1998.

     The Company does not have a nominating or similar committee.

     Each director either attended all of the meetings held by the Board and each Committee thereof on which such director served during such period or the directors received minutes and resolutions from meetings and committees, and reviewed and approved by resolution business transactions conducted therein. All directors attended 100% of the five board meetings and all meetings of the Board committees on which they served, held during 1998, with the exception of John Steiner who attended fewer than 75% of the board meetings and meetings of the Board committees on which he served.



Director Compensation

     The Company's outside directors, Messrs. Murphy, Ferrucci, Steiner and Ms. Pollman, receive $10,000 per year for serving as directors. Additionally, Messrs. Steiner, Evans and Ferrucci received $500 for each meeting which was attended in person, as well as reimbursement of travel costs. Messrs. Steiner, Ferrucci, Evans and Murphy receive an annual grant of Options to purchase 10,000 Shares, which are fully vested at the prevailing market price of the Shares as of the date of grant. The directors who serve as officers of the Company do not receive any cash fees.



     ITEM 2.  RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS
              INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR

     Subject to Shareholder ratification, the Board has appointed the firm of BDO Seidman, LLP as independent auditors for the fiscal year ending September 30, 1999, and until their successors are selected. The appointment was made upon the recommendation of the Audit Committee.

     The Board of Directors considers BDO Seidman, LLP to be well qualified and recommends that the Shareholders vote FOR Ratification.

     The affirmative vote of the Shares representing a majority of the Shares present at the Meeting in person or represented by Proxy and entitled to vote, is required to approve the Ratification.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 23, 1999, certain information with respect to each Shareholder known to the Company to be the beneficial owner of more than 5% of its Shares, each director, each named executive officer (as defined below), and all directors and officers of the Company as a group. Unless otherwise indicated, each person named in the table has sole voting and investment power as to the Shares shown. All officers and directors have an address of 707 Bienville Boulevard, Ocean Springs, Mississippi 39564.

======================================================================================================================
 Name and Address Of Beneficial Owner              Number of Shares                         Percentage of
                                                 Beneficially Owned(1)                   Outstanding Shares
======================================================================================================================
John J. Pilger                                                1,100,768(2)(11)                     9.1%
Noreen Pollman                                                  155,000(3)(11)                     1.3%
John W. Steiner                                                      76,000(4)                        *
Dr. Timothy Murphy                                                   15,781(5)                        *
Dennis Evans                                                         70,100(6)                        *
Robert J. Allen                                                 157,500(7)(11)                     1.3%
John Ferrucci                                                        40,000(8)                        *
Kevin M. Kean                                                     1,400,944(9)                    11.7%
Roy Anderson Holding Corp.                                       2,152,250(10)                    18.2%
All directors and executive officers
as a group (7 Persons)                                           1,615,149(12)                      13%
======================================================================================================================
*  less than 1%
======================================================================================================================

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days upon exercise of options or warrants are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Includes 235,000 Shares deemed beneficially owned pursuant to options which are immediately exercisable or which will be exercisable within 60 days. Of the Shares reflected above 11,000 are owned by Mr. Pilger's wife, and 11,000 Shares are owned by minor children of Mr. Pilger. In addition, Mr. Pilger holds proxies to vote 1,330,944 Shares owned by Kevin M. Kean (see
     Note 9 below), 175,000 Shares owned by Richard A. Howarth, Jr. (a former officer of the Company), and 1,800,000 Shares held in escrow to satisfy certain obligations under an Amended and Restated Debenture held by Roy Anderson Holding Corp. (see Note 10 below). Mr. Pilger, his wife and children have the right to vote a total of 4,406,712 Shares or 36.5% of the Outstanding Shares.

(3) Includes 149,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable or which will be exercisable within 60 days.

(4) Includes 70,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(5) Includes 10,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(6) Includes 20,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(7) Includes 149,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable or which will be exercisable within 60 days.

(8) Includes 40,000 Shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(9) Includes 70,000 Shares deemed beneficially owned pursuant to options which are immediately exercisable. Mr. Kean has granted an irrevocable proxy with respect to 1,330,944 Shares to John J. Pilger until such time as Mr. Kean sells or transfers such Shares to an unaffiliated third party in a bona fide transaction. Mr. Kean's address is 2644 E. Lakeshore Drive, Baton Rouge, Louisiana 70808.

(10) Includes 1.8 million Shares being held in escrow to satisfy certain obligations of the Company under an Amended and Restated Debenture. Mr. Pilger holds a proxy for these Shares until they are released from escrow. Roy Anderson Holding Corp.'s address is: P.O. Box 2, Gulfport, Mississippi 39502.

(11) The stock table does not reflect Shares owned by officers who participated in the Company's 401(k) plan which began July 1, 1997. Matching contributions of Shares issued by the Company under the plan through September 30, 1998, totaling 6,093 Shares.

(12) See Notes 2,3,4,5,6,7,8 and 11.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning the annual and long-term compensation earned by John J. Pilger, Noreen Pollman, and Robert Allen (the "Named Executive Officers"), for services rendered in all capacities to the Company for the fiscal years ended September 30, 1998, 1997 and 1996.

                                            SUMMARY COMPENSATION TABLE

========================================================================================================================
                                                                                         Long-Term
                                                   Annual Compensation              Compensation Awards
                                                                       Other     Restricted   Securities        All
                                                                       Annual       Stock     Underlying       Other
                                             Salary        Bonus       Comp.       Awards     Options          Comp.
Name and Principal Position(1)   Fiscal
                                  Year         ($)          ($)         ($)          ($)          (#)           ($)
========================================================================================================================
John J. Pilger,                   1998     421,747(2)       -0-        -0-(5)        -0-        195,000         -0-
Chief Executive Officer           1997     255,763(4)       -0-        -0-(5)        -0-          -0-           -0-
                                  1996     203,435(3)       -0-        -0-(5)        -0-         20,000         -0-
========================================================================================================================
Noreen Pollman,                   1998     126,233        81,530        -0-          -0-         90,000         -0-
Secretary                         1997     128,583        20,000        -0-          -0-          -0-           -0-
                                  1996     129,055(6)                   -0-          -0-         20,000         -0-
========================================================================================================================
Robert Allen,                     1998     119,412          -0-         -0-          -0-         90,000         -0-
Executive Vice President,         1997     116,583          -0-         -0-          -0-          -0-           -0-
Entertainment                     1996     116,807(7)       -0-         -0-          -0-         20,000         -0-
========================================================================================================================

(1) Under Securities and Exchange Commission rules, the "Named Executive Officers" include (i) each person who served as Chief Executive Officer during fiscal 1998, (ii) each person who (a) served as an executive officer at September 30, 1998, (b) was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during fiscal 1998, and (c) earned total annual salary and bonus compensation in fiscal 1998, in excess of $100,000 and (iii) up to two persons who would be included under clause (ii) above had they served as an executive officer at September 30, 1998.

(2) Includes contractual compensation and $150,000 fee paid for services rendered for CRC Tunisia, S.A., and unrepaid advances totaling $25,158.

(3) Includes $17,308 in unused vacation time and $16,636 in wages earned prior to fiscal 1996, not paid until fiscal 1996.

(4)  Includes $12,942 in unused vacation time.

(5) During fiscal 1998, 1997 and 1996, Mr. Pilger received personal benefits, the aggregate amounts of which did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for Mr. Pilger in such years.

(6)  Includes $5,499 of wages earned in 1995 paid in 1996.

(7)  Includes $5,001 of wages earned in 1995 paid in 1996.



Option Grants and Exercises

         The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal 1998. No stock appreciation rights were granted by the Company in fiscal 1998.

                                                  OPTION GRANTS IN FISCAL 1998(1)
========================================================================================================================
                                                             Total Options
                               Number of Securities            Granted to            Exercise
                                Underlying Options            Employees In             Price           Expiration
Name                               Granted (#)              Fiscal 1998 (%)          ($/Share)            Date
========================================================================================================================
John J. Pilger                      195,000(1)                   46.4%                1.0300            4/7/2008
========================================================================================================================
Noreen Pollman                      90,000(1)                    21.4%                 .9375            4/7/2008
========================================================================================================================
Robert Allen                        90,000(1)                    21.4%                 .9375            4/7/2008
========================================================================================================================

(1) The Executives' options were originally granted under the Company's 1997 Long-Term Incentive and Stock Option Plan and were implemented on April 3, 1997, but were canceled and reissued April 7, 1998, with 2/3 vesting immediately and the balance to vest April 7, 1999.

     The following table sets forth with respect to the Named Executive Officers information concerning the exercise of stock options during fiscal 1998, and unexercised options held as of the end of fiscal 1998. The Company has never granted stock appreciation rights.

                         OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

========================================================================================================================
                        Shares                              Number of Securities           Value of Unexcercised
                        Acquired on     Value              Underlying Unexercised               In-the-Money
Name                    Exercise (#)    Realized ($)       Options at 9/30/98(#)           Options at 9/30/98 ($)
========================================================================================================================
                                                       Unexercisable     Exercisable   Unexercisable     Exercisable
========================================================================================================================
John J. Pilger               -0-             -0-            65,000         170,000            0               0
========================================================================================================================
Noreen Pollman               -0-             -0-            30,000         119,000            0               0
========================================================================================================================
Robert Allen                 -0-             -0-            30,000         119,000            0               0
========================================================================================================================


Employment Agreements

         The Company entered into an Employment Agreement (the "Agreement") with John J. Pilger on May 20, 1996, providing for an annual salary of $225,000, subject to annual cost of living adjustments. The Agreement also provides for use of an automobile and payment of insurance premiums the value of which does not exceed 10% of his annual salary. The Agreement also provides for bonuses if certain financial performance guidelines are met. This Agreement was amended April 3, 1998, to extend the expiration date from July 19, 1999, to September 30, 1999, to correspond to the Company's fiscal year. Additionally, the Agreement provides that if either party wishes to terminate the Agreement a written notice of intent must be delivered to the other party one year prior to the employment expiration date and in the absence of such notice the Agreement renews automatically from year to year.

         The Company entered into a Supplementary Employment Agreement (the "Supplemental Agreement") with John J. Pilger which provides Mr. Pilger with certain benefits upon a Change of Control Event, which is defined therein as:
(a) the acquisition after the date of this Supplemental Agreement by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), (a "Person") of beneficial ownership of 20% or more of either (i) the issued and outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or (b) if any two or more members within a class of the staggered Board of seven or more directors, as constituted on the date hereof, are removed without the express approval or consent of the CEO and Chairman of the Board, or if two or more members of the Board assume office within any period of eighteen months after one or more contested elections; or (c) a hostile reorganization, merger or consolidation which results from either an actual or threatened election contest or actual or threatened solicitation of proxies; or (d) a complete liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company, which liquidation, sale or dissolution occurs as a result of either actual or threatened solicitation of proxies or consents by or on behalf of persons other than the incumbent Board. The benefits which inure to Mr. Pilger upon a voluntary termination under a Change of Control include: 2.99 times his annual average salary and bonuses and all taxes including income taxes and any excise tax which may be imposed.

         The Company entered into an agreement with Robert J. Allen, where upon a Change of Control Event, which is substantially similar to that defined in Mr. Pilger's Supplementary Agreement and set out above, Mr. Allen has the right to receive upon termination 2.99 times his average annual salary including bonuses payable within 30 days plus other benefits.



Other

         John J. Pilger was prepaid $150,000 in August of 1997 for services which were rendered in fiscal 1998 to CRC Tunisia, S.A. Additionally Mr. Pilger, under this same agreement, was paid $125,000 in August of 1998 for services he is rendering in fiscal 1999 to CRC Tunisia, S.A. Additionally, Mr. Pilger is entitled to receive $125,000 in compensation in August 1999, for services he will render to CRC Tunisia, S.A. during fiscal 2000. Mr. Pilger has relinquished this anticipated compensation in consideration of the forgiveness of his indebtedness to the Company described below and the application of $21,000 owed to him by the Company for the balance due on the two properties described below. Such forgiveness shall be treated as a bonus paid in three equal installments in fiscal 1999, fiscal 2000, and fiscal 2001.

         As of September 30, 1998, Mr. Pilger was indebted to the Company in the amount of $449,461 including principal and interest. These obligations accrued interest at rates between 7% and 9.5% per year and were scheduled to mature from December 1998 through December 2001. The loans included $150,000 advanced for the purchase by Mr. Pilger of a Mississippi residence in 1994, and $299,461 in other advances made to Mr. Pilger from 1994 to present. The Board of Directors by unanimous resolution has directed the Company to forgive Mr. Pilger's outstanding debt in consideration of his relinquishment of the fee described in the proceeding paragraph and the partial purchase price for the property described below.



                                  OTHER MATTERS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors, and certain Shareholders to file reports of ownership and changes in ownership of the Shares with the Securities and Exchange Commission. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's fiscal year ended September 30, 1998, all Section 16(a) filing requirements were complied with and filed in a timely fashion.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of September 30, 1998, Noreen Pollman paid the Company in full for a loan which had an outstanding balance of $83,278 by applying a pro rata share of money earned under terms of a Consulting Agreement during fiscal 1998, to satisfy the debt in full. The loan bore interest at an annual rate of between 8.5% and 9%.

         Through September 30, 1998, the Company has advanced $10,677 including interest to Robert Allen, which note had an outstanding balance of $7,500 plus interest as of September 30, 1998. The loan bears interest at an annual rate of between 8.5% and 9%.

         In April, 1994, the Company purchased a residential property in Ocean Springs from Mr. Pilger, paying him $137,000 in cash. This residence has been leased at a below market rate since June 1995 to a principal of Monarch Casinos, Inc. The Company had provided the tenant the opportunity to purchase this residence contingent upon the tenant, Mr. Smith, fulfilling certain obligations due the Company. The Company has initiated a legal action against Mr. Smith for non-performance of his obligations and breach of his contractual obligations as set out under agreements with the Company. Mr. Smith has responded to the Company's suit by countersuing for breach of contract, breach of duty of fair dealing, tortuous interference with prospective business advantage, specific performance and fraud.

         On August 11, 1998, the Board of Directors authorized the Company to acquire from Mr. Pilger two lots which are contiguous to the residence at 303 LaSalle Court, Ocean Springs, Mississippi (the property described above, which is currently being leased to Mr. Smith). The purchase price was $86,000, of which $65,000 was paid in cash and $21,000 was applied to Mr. Pilger's loans due to the Company. The Company believes that all transactions with directors described above were effected on terms at least as favorable to the Company as could have been obtained in arms-length transactions.

         On December 31, 1997, the Company's former chairman (Kevin Kean) defaulted on repaying $1,232,000 plus interest due the Company. The Company filed suit against Mr. Kean which resulted in a settlement agreement. Under the agreement, 220,000 shares of the Share were canceled along with the 150,000 Shares currently pledged to the Company, at the market price of $1.19 per Share. The Company and Mr. Kean entered into a new note agreement. The new note in the amount of $1,196,885, bears interest at 7% per annum and matures on January 15, 2001. The note is collateralized by Mr. Kean's 5% interest in the Company's Pokagon management fee. Solely at the Company's discretion and at any time prior to maturity, the Company can take the collateral as payment in full for the note. Mr. Kean has also granted the Chairman of the Company a proxy for 1,330,944 Shares of the Shares owned by Mr. Kean but pledged to a commercial bank. The proxy expires if Mr. Kean sells or transfers such Shares to an unaffiliated third party in a bona fide transaction.

         Effective November 30, 1994, an agreement was entered with respect to certain transfers of Company stock between Mr. Pilger and Richard Howarth, a former officer and director of the Company. Under the terms of the agreement, Mr. Pilger transferred 175,000 Shares to Mr. Howarth. Additionally, Mr. Pilger is obligated to pay to Mr. Howarth $1.50 per Share on each

18 of 100 Shares Mr. Pilger sells or transfer. Pursuant to the agreement, Mr. Howarth granted to Mr. Pilger an irrevocable proxy to vote such 175,000 Shares until such Shares are sold or transferred by Howarth to an unrelated third party.



Relationship with Consultants

         The Company has agreed to pay two consultants to the Company, who assisted in the acquisition of certain development rights (including Kevin M. Kean, a principal Shareholder of the Company), an aggregate of 10% of any consulting fee income (less related direct operating costs), received by the Company from its agreements relating to the Pokagon Indians, subject to certain limits in the case of Mr. Kean. Similar fees may also be payable to Mr. Kean out of revenues, if any, received by the Company from other Indian businesses, including gaming. Mr. Kean has partially collateralized his $1,196,885 note to the Company with his right to 5% of such consulting fee income.

         Ms. Pollman terminated her employment relationship in February 1998, and entered into a Consulting Agreement (the "Consulting Agreement") for a two-year term to provide business and consulting services to the Company. Ms. Pollman will continue to act as Secretary of Company with responsibility for maintaining the Company's books and records. Pursuant to the Consulting Agreement, Ms. Pollman receives an hourly rate of $67.00, but expects to work a reduced number of hours, thus reducing the Company's out-of-pocket expenses associated with Ms. Pollman's compensation. The Board approved Consulting Agreement features Change of Control provisions where upon termination of this Consulting Agreement Ms. Pollman will receive 2.99 times her average annual compensation which moneys will be payable in thirty days. Additionally, this Consulting Agreement provides for a one-time bonus of up to $156,000 payable in Shares or cash. Of this sum, $81,530 was applied in fiscal 1998 to retire Ms. Pollman's debt to the Company and the balance will be paid no later than December 31, 1999.

         The Company has a consulting relationship with Dennis Evans, who serves on the Board of Directors. Mr. Evans acts as a marketing consultant to Casino Caraibe, and he has agreed to live in Tunisia from August 1997, through April 1999, to develop and initiate marketing programs and group junket business for the benefit of Casino Caraibe. Mr. Evans receives $10,000 monthly and 2,973 Tunisian dinars ($2,703 US dollar equivalent) monthly during his consulting term. Mr. Evans is provided housing accommodations by the Company while in Tunisia.



Indemnification of Directors and Officers

         Under Section 302A.521 of the Minnesota Statues, the Company is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended.

         As permitted under the Minnesota Statues, the Restated Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its Shareholders for monetary damages arising from breach of the Directors' duty of loyalty to the Company or with respect to certain enumerated matters, excluding payment of illegal dividends, acts not in good faith, and acts resulting in an improper personal benefit to the director



                     SHAREHOLDER PROPSALS AND OTHER MATTERS

         Any Shareholder proposals for the Company's Annual Meeting of the fiscal year ending September 30, 1999, must be received by the Company not latter then November 26, 1999 in order to be included in the proxy statement. The proposals also must comply with all applicable statues and regulations.

         At the time this Proxy Statement was mailed, the Board was not aware of any matters to be presented for action at the Meeting other than those discussed in this Proxy Statement. If other matters properly come before the Meeting, the Proxy holders have discretionary authority, unless it is expressly revoked, to vote all Proxies in accordance with the unanimous discretion. If the Proxy holders are divided on a particular matter to be voted on with respect to their discretionary voting, the Share subject to such Proxy shall not be voted.

                                 REVOCABLE PROXY

                           CASINO RESOURCE CORPORATION
                 Annual Meeting of Stockholders - April 28, 1999

         The undersigned shareholder(s) of Casino Resource Corporation (the "Company") hereby nominates, constitutes and appoints John J. Pilger and Noreen Pollman, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Casino Resource Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held at Casino Resource Corporation, 707 Bienville Boulevard, Ocean Springs, Mississippi 39564 at 2:00 p.m. (Central Daylight Time), on Wednesday, April 28, 1999, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. Election of three Class C Directors  [ ] AUTHORITY GIVEN                              [ ] WITHHOLD AUTHORITY
                                            to vote for the nominees listed below            to vote for the nominees listed below
                                           (except as indicated to the contrary below)

                                (INSTRUCTIONS:  To withhold authority to vote for a nominee, strike a line through the name below.)

                                                 Class C                        John J. Pilger
                                                                                Dennis Evans
                                                                                John Ferrucci

2. Proposal  to ratify the  appointment  of BDO  Seidmen,  LLP as  independent auditors for the Company for the year ended
  September 30, 1999.

                                                    [ ]   FOR                [ ]  AGAINST            [ ]   ABSTAIN

3. To transact such other business as may properly come before the Meeting and any adjournment or adjournments or postponements thereof. Management presently knows of no other business to be presented by or on behalf of the Company or its
  Board of Directors at the Meeting.

         (Continued, and to be completed and signed on the reverse side)


                         (Continued from the other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE BELOW.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THE ELECTION OF THREE DIRECTORS AND "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS (THE "RATIFICATION"). THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF THREE DIRECTORS AND "FOR" THE RATIFICATION UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

         IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                        Dated: _________________________

                                        ________________________________
                                        (Please print name)

                                        ________________________________
                                        (Signature of Stockholder)

                                        ________________________________
                                        (Please print name)

                                        ________________________________
                                        (Signature of Stockholder)


                                   Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. (All joint owners should sign).

                              I do [ ]  do not [ ] expect to attend the Meeting.

                                Number of Persons: ____________________________

                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.